Exhibit 99 (a)

                                  News release

                              FOR IMMEDIATE RELEASE

                                FLORIDA'S MOTION
                           FOR SUMMARY JUDGMENT DENIED
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         APALACHICOLA, FL, June 14, 2002 - Coastal Petroleum Company said that a motion for summary judgment by the State of Florida in the takings lawsuit was denied by the Leon County Circuit Court trial judge yesterday. The Court has set aside two weeks for the trial which is scheduled to start on September 30, 2002 on the issue of whether the State has taken Coastal Petroleum's lease on 400,000 acres offshore Florida in the Gulf of Mexico.

         Coastal Petroleum Company is a majority-owned subsidiary of Coastal Caribbean Oils & Minerals, Ltd., which is traded on the OTC Bulletin Board (COCBF.OB) and traded on the Boston Stock Exchange (COCBF).

         Statements included in this press release which are not historical are forward looking statements. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among the risks and uncertainties is the uncertainty of any decision favorable to Coastal Petroleum in its litigation against the state of Florida and the substantial cost of continuing the litigation.

                   Contact: James R. Joyce at (203) 245-7664.